EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Troika Media Group, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated November 2, 2020 with respect to the consolidated financial statements as of June 30, 2020 and 2019 and for each of the years in the two-year period ended June 30, 2020 appearing in the Registration Statement on Form S-1.

We also consent to the reference to our firm under the heading of “experts” in such Prospectus.

/s/ RBSM LLP

Henderson, Nevada

April 19, 2021